THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

NEW AMERICA ENERGY CORP.

2% SECURED NOTE

$200,000.00	Issue Date: March 28, 2012

FOR VALUE RECEIVED, New America Energy Corp., a Nevada corporation (the “Company”), hereby promises to pay to the order of Fairhills Capital Offshore LTD. or registered assigns (the “Holder”) Two Hundred Thousand Dollars ($200,000.00) (the “Principal”) when due, whether upon the Maturity Date (as defined below) or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date otherwise (in each case in accordance with the terms hereof).

1. Principal.  Unless otherwise provided herein, on the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest (as defined below), if any.  The “Maturity Date” shall be September 28, 2012, which is the six (6) month anniversary of the Issuance Date.  The Company may prepay any portion of the outstanding Principal, accrued and unpaid Interest, if any, without penalty.

2. Interest; Interest Rate. The Interest Rate on this Note shall be two percent (2%) per annum, commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable on the Maturity Date. Interest shall be payable to the record holder of this Note in cash (the “Interest Rate”).

3. Manner of Payment.  The payment of Principal and Interest on this Note shall be paid by the Company to the Holder by wire transfer of immediately available funds to an account or accounts designated by Holder in writing. If any payment of principal on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the City of New York.

4. Security.  Payment of the principal of, and interest on, this Note, is secured by 3,333,333 shares of common stock (the “Security”) of the Company held by Rick Walchuk (the “Security Holder”). For purposes of the Note, such Security shall be valued at $0.15 per share. The Company and the Holder shall execute the Escrow Agreement, annexed hereto as Exhibit A, which, along with Section 6B of this Note, shall govern the release of the Security upon an Event of Default (as defined below). The Security Holder further agrees that it will not transfer, assign, pledge or provide a negative pledge to any third party with respect to the Security while the Note is outstanding.

5.	Representations, Warranties and Covenants.

A.	The Holder represents and warrants that:

i.	Accredited Investor Status. Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

ii.
Reliance on Exemptions.  The Holder understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

iii.	Legend. This Note shall be stamped or imprinted with a legend in substantially the following form:

A.
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144 A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

B.	The Company covenants that:

i.	Financing Proceeds. Company shall not repay the Principal and Interest due under the Note through proceeds obtained by any subsequent financing provided by the Holder to the Company.

6.	Events of Default

A. The term “Event of Default” shall mean any of the events set forth in this Section 6A (the term “Company” for this purpose shall include all subsidiaries of the Company):

i. Non-Payment of Obligations.  The Company shall default in the payment of the Principal Amount and Interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

ii. Bankruptcy, Insolvency, etc.  The Company shall:

a) admit in writing its inability to pay its debts as they become due;

b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty (60) days;

d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

e) take any corporate or other action authorizing any of the foregoing.

B. Action Upon Default; Consent to Judgment. If any Event of Default described in Section 6A above shall occur, the entire Principal Amount and any Interest due under this Note shall become due and payable immediately at the election of the Holder. Upon default of any of the obligations set forth in this Note, the Company, the Holder and the Security Holder, authorize and empower any attorney, Justice of the Peace, or Clerk of Court of Record in any of the jurisdictions in which the makers or endorsers reside, work or own property in the State of Delaware, or in any other jurisdiction, to enter judgment by confession against such makers and endorsers, jointly and severally, in favor of the Holder or its assigns, for (i) the release of the Security; or (ii) the full amount due plus all costs of collection, including without limitation court costs and reasonable attorney's fees. The Company and the Security Holder expressly waive any summons or other process, consents to immediate execution of said judgment, and expressly waives benefit of all exemption laws and presentment, demand, protest, and notice of maturity, and/or protest, and also waives benefit of any other requirements necessary to hold each of them liable as makers and endorsers.

7.	Miscellaneous.

A. Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B. Construction; Headings.  This Note shall be deemed to be jointly drafted by the Company, the Holder and the Security Holder, and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

C. Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m.  in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given, or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:	New America Energy Corp. 3651 Lindell Rd., Ste D#138, Las Vegas, Nevada 89103 Attention: Rick Walchuk, Chief Executive Officer Telephone No.: (800) 508-6149

With copies to:	MacDonald Tuskey 4th Floor - 570 Granville Street Vancouver BC V6C 3P1 Attn: Konrad Malik Telephone No.: (604) 689-1022 Facsimile No.: (604) 681-4760
If to the Security Holder:	Rick Walchuk Kolokotroni 2A 17563 Paleo Faliro Athens, Greece Telephone No: (305) 848 8732
If to the Holder, to:	Fairhills Capital Offshore Ltd. 245 Main Street, Suite 302 White Plains, NY 10601 Facsimile No.: (646)390-8433

With copies to:	Anslow & Jaclin, LLP 195 Route 9 South, Second Floor Manalapan, New Jersey 07726 Attention: Gregg E. Jaclin, Esq. Telephone No.: (732) 409-1212 Facsimile No.: (732) 577-1188

D. Cancellation.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

E. Governing Law; Jurisdiction; Severability; Jury Trial. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the state of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

F. No Waiver.  No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

G. Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company and the Security Holder.

COMPANY:

New America Energy Corp.

                                By: /s/ Rick Walchuk__________________
        Rick Walchuk
        Chief Executive Officer

SECURITY HOLDER:

Rick Walchuk, Individually

                             By: /s/ Rick Walchuk _________________
             Rick Walchuk, Individually

EXHIBIT A

[ESCROW AGREEMENT]